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                                                                    Exhibit 3(j)

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                           OF CANTEL INDUSTRIES, INC.

                    -----------------------------------------

                    Adopted in accordance with the provisions
                          of Section 242 of the General
                    Corporation Law of the State of Delaware
                    -----------------------------------------







         We, James P. Reilly, President, and Darwin C. Dornbush, Secretary of Cantel Industries, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

         FIRST: That the Certificate of Incorporation of said corporation shall be amended as follows:

         By striking out the whole of Article 1 thereof as it now exists and inserting in lieu thereof a new Article 1 to read in its entirety as follows:

         "1. The name of the corporation is

              CANTEL MEDICAL CORP."

         SECOND: That such amendment has been duly adopted in accordance with the provisions of Section 242(b)(1) of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the outstanding common stock entitled to vote thereon at a meeting of holders of common stock.


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         THIRD: That such amendment shall be deemed effective as of 9:00 am,
April 7, 2000.

         IN WITNESS WHEREOF, we have signed this Certificate this 5th day of April, 2000.

                                            CANTEL INDUSTRIES, INC.



                                            /s/ JAMES P. REILLY
                                            ------------------------------
                                            James P. Reilly, President



                                  ATTEST:   /s/ DARWIN C. DORNBUSH
                                            ------------------------------
                                            Darwin C. Dornbush, Secretary